UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 29, 2004 (December 23, 2004)

LOUDEYE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1130 Rainier Avenue South Seattle, Washington	98144

(Address of Principal Executive Offices)	Zip Code

(206) 832-4000

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

     On December 21, 2004, Loudeye Corp. (“Loudeye”) entered into a Subscription Agreement with a limited number of institutional investors pursuant to which Loudeye agreed to sell and issue to such investors 16,800,007 shares of its common stock, together with warrants to purchase 5,040,002 shares of common stock at an exercise price of $2.25 per share, for an aggregate purchase price of $25.2 million. Loudeye consummated the transaction on December 23, 2004. The warrants are not exercisable until six months after the closing date and are then exercisable until the fifth anniversary of the closing date. Loudeye also granted the investors a one year right to purchase 30% of any securities sold by Loudeye in future financings, subject to exceptions. Thomas Weisel Partners, LLC acted as lead placement agent for the transaction, and Loudeye agreed to pay a placement fee of $1.4 million. A portion of the placement fee will be allocated to Ferris Baker Watts for its services in connection with the transaction. The transaction resulted in net proceeds to Loudeye of approximately $23.6 million.

     A complete copy of each of the Subscription Agreement and the form of Common Stock Purchase Warrant were filed as Exhibits 10.1 and 10.2 to Loudeye’s Current Report on Form 8-K filed on December 22, 2004, and are incorporated herein by reference. The summary of the transaction set forth above is qualified in its entirety by reference to such exhibits.

     The offering was made only to accredited investors, as such term is defined in Regulation D under the Securities Act of 1933, as amended. The shares of common stock and the warrants issued to the investors have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Loudeye is relying on the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Loudeye has agreed to file the Registration Statement covering the resale of the shares of common stock and the shares of common stock underlying the warrants.

     This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Subscription Agreement, dated December 21, 2004, by and among Loudeye and the investors named therein. *
10.2	Form of Common Stock Purchase Warrant *

*	Incorporated by reference to Loudeye’s Current Report on Form 8-K filed December 22, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.
Dated: December 29, 2004	By:	/s/ Lawrence J. Madden
Lawrence J. Madden
Executive Vice President and Chief Financial Officer